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                     SECURITIES AND EXCHANGE COMMISSION


                           WASHINGTON, D.C. 20549


                                 FORM 8-K


                               CURRENT REPORT


                   PURSUANT TO SECTION 13 OR 15 (d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported): December 30, 1999




                              BENZ ENERGY INC.
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           (Exact name of registrant as specified in its charter)



Delaware                                                         76-0577348
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(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                             Identification No.)



1000 Louisiana Street, 15th Floor
Houston, Texas                                                         77002
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(Address of Principal Executive Offices)                            (Zip Code)


Registrant's Telephone Number, Including Area Code              (713) 739-0351


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ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS.

        On December 30, 1999, Benz Energy Inc. ("Benz") sold a portion of its exploratory program to Harken Energy Corporation. The sale involved three prospects in Texas, including the Old Ocean 3D project, and six prospects in Mississippi and certain assets related to those prospects.

        The purchase price for the exploratory assets was $12 million, payable in the form of $12 million in convertible subordinated notes of Harken Energy Corporation. The convertible notes bear interest at the rate of 5% per annum and are convertible into Harken Energy common shares based on a conversion price of $6.50 per share. The convertible notes are mandatorily convertible if the market price per share of harken Energy common share over any consecutive 30 day period is equal to or greater than $8 1/8. During the year prior to maturity, Harken Energy may redeem the convertible notes for Harken common shares based on its then market price, provided that, the redemption must be at a 10% premium if the redemption occurs within six months of maturity.

        In addition to the convertible notes, Benz retained a reversionary 20% working interest in the prospect, which vests after payout of 110% of Harken Energy's drilling costs and purchase price.

        In connection with the transaction, Prentis Tomlinson, Benz's then President and Chief Executive Officer, resigned from those executive positions and he and five other departing employees joined with a company affiliated with Mr. Tomlinson that entered into exploration consulting and incentive agreements with a subsidiary of Harken Energy. The consulting agreement is for an initial term of one year and provides for the rendering of exploration management services for certain of Harken's exploratory assets (including the assets purchased from Benz) at a base fee of $100,000 per month. The incentive agreement provides for payments to the consulting affiliate based on a percentage of the difference between (1) a proven reserve value as of December 31, 2000 (based on a negotiated proven reserve formula) and (2) the proven reserve value as of December 31, 2001 and 2002 for certain exploratory assets of the Harken subsidiary, including the exploratory assets purchased from Benz. The percentage payout is 20% unless a merger between Benz and Harken Energy occurs, in which case the percentage is increased to 40%. The incentive fee is payable in cash or Harken Energy common shares.

        A copy of the press release announcing the closing of the Harken Energy asset sale and related matters is filed as an exhibit to this Current Report on Form 8-K.

ITEM 5.           OTHER EVENTS.

        Robert Herlin, Benz's current Chief Financial Officer, was appointed to the additional positions of President and Chief Executive Officer. Mr. Herlin replaces Prentis Tomlinson who resigned his executive positions effective January 1, 2000 following the closing of the asset sale with Harken Energy Corporation described above. Mr. Tomlinson will continue with the Company as the non-executive Chairman of the Board of Directors and has agreed to provide technical advice as to the Company's ongoing development drilling in Mississippi.

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        A copy of the press release announcing the appointments of Mr. Herlin and the resignation of Mr. Tomlinson, together with information relating to the asset sale, is filed as an exhibit to this Current Report on Form 8-K.

        On January 7, 2000, Benz received written notice that Russell Cleveland resigned as a board member of Benz effective January 5, 2000.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
            EXHIBITS.

     (c) Exhibits.    The following exhibits are filed as part of this report:

        Exhibit No.     Description of Document
        -----------     ------------------------

             2.1 Purchase and Sale Agreement by and among Benz Energy Inc. and Harken Energy Corp. dated December 30, 1999.

             99.1       Press release dated January 13, 2000.



                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      BENZ ENERGY INC.


Date: January 14, 2000                By:        /s/ Robert S. Herlin
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                                                    Robert S. Herlin
                                            President, Chief Executive Officer
                                              and Chief Financial Officer